Exhibit 99.1
FOR IMMEDIATE RELEASE:

The Medicines Company Reports Fourth Quarter and Full Year 2013 Financial Results

Fourth Quarter Net Revenues Rise 16%; Full Year Net Revenues Rise 23%

Company invests aggressively in acute and intensive care portfolio and anticipates for 6 new product launches in the coming 2 years

PARSIPPANY, NJ -- (MARKETWIRE) -- 02/19/2014 --The Medicines Company (NASDAQ: MDCO), a global company focused on saving lives, alleviating suffering, and improving the economic efficiency of the world's leading hospitals, today announced fourth quarter and full year financial results for 2013.

Highlights for the fourth quarter of 2013:

Worldwide net revenue increased by 16% to $185.0 million for the fourth quarter of 2013 from $159.5 million in the fourth quarter of 2012 driven by:

•
Worldwide Angiomax® (bivalirudin)/Angiox® (bivalirudin) revenue, which was up 4% from $155.3 million in 2012 to $160.9 million in 2013, driven by international growth (32% from $14.0 million in 2012 to $18.5 million in 2013) and sustained revenue in the United States (1% from $141.2 million in 2012 to $142.4 million in 2013).

•	Recothrom® Thrombin, topical (recombinant) sales were $19.7 million in the US in 2013. No sales were recorded by MDCO in 2012.

•	Other products including Argatroban RTU, Cleviprex® (clevidipine), Minocin IV and injectable generics recorded sales of $4.4 million in the US.

Net income for the fourth quarter of 2013 was $1.2 million, or $0.02 per share, compared with net income of $20.7 million, or $0.38 per share for the fourth quarter of 2012.

Adjusted net income(1) for the fourth quarter of 2013 decreased 46% to $15.4 million, or $0.23 per share(1), compared to adjusted net income(1) of $28.4 million, or $0.52 per share(1) for the fourth quarter 2012.

During the fourth quarter of 2013, the Company completed two transactions including the acquisition of Rempex Pharmaceuticals and a co-promotion partnership with Boston Scientific.

Highlights for the full year of 2013:

Worldwide net revenue increased by 23% to $687.9 million in 2013, up from $558.6 million in 2012, driven by:

•
Worldwide Angiomax/Angiox revenue, which was up 11% from $548.2 million in 2012 to $608.6 million in 2013, driven by international growth (25% from $46.5 million in 2012 to $58.4 million in 2013) and growth in the United States (10% from $501.7 million in 2012 to $550.2 million 2013).

•	Recothrom US sales were $63.3 million in 2013. No sales were recorded by MDCO in 2012.

•	Net revenue for other products including Argatroban RTU, Cleviprex, Minocin IV and injectable generics were up 55% from $10.4 million to $16.0 million in the US.

Net income for the full year 2013 was $15.5 million, or $0.25 per share, compared with net income of $51.3 million, or $0.93 per share in 2012.

The 2013 net income results include one-time costs in the amount of $46.1 million including licensing costs of $25.0 million for a transaction with Alnylam on the PCSK9 RNAi hypercholesterolemia program, a restructuring charge of $6.4 million, $9.7 million of deal costs, and an arbitration payment in the amount of $5.0 million.

Adjusted net income(1) for the full year 2013 increased 28% to $91.9 million, or $1.50 per share(1), compared to adjusted net income(1) of $71.8 million, or $1.30 per share(1) in 2012.

During the full-year 2013, the Company completed three global acquisitions (Incline Therapeutics, Profibrix and Rempex Pharmaceuticals), a US license and a global option to acquire Recothrom from Bristol Myers Squibb, a global product development partnership with Alnylam, and a US co-promotion partnership with Boston Scientific.

During the full year 2013, the Company also reported successful phase III or phase IV study results for cangrelor, Fibrocaps, oritavancin and Angiomax/Angiox.

(1) Adjusted net income and adjusted earnings per share are non-GAAP financial performance measures with no standardized definitions under US GAAP. For further information and a detailed reconciliation, refer to the Non-GAAP Financial Performance Measures and Reconciliations of GAAP to Adjusted Net income sections of this release for explanations of the amounts excluded and included to arrive at adjusted net income and adjusted earnings per share amounts.

Glenn Sblendorio, President and Chief Financial Officer, stated, "2013 was a very strong year for us, including robust growth in net revenue, positive cash-flow, a string of product development successes and an aggressive build-up of our diversified yet focused acute and intensive care medicines portfolio. We believe that this sets us up for a prolonged period of growth to 2018 and beyond.”

Clive Meanwell, Chairman and Chief Executive Officer, added, "During 2013 we continued to pursue our purpose which is to save lives, alleviate suffering and contribute to the efficiency of healthcare by focusing on around 3000 leading hospitals worldwide. We look forward to significant further progress in 2014.”

Conference Call Information
There will be a conference call with management today at 8:30 a.m. Eastern Time to discuss 2013 financial results, operational developments, and outlook. The conference call will be available via phone and webcast. The webcast can be accessed at www.themedicinescompany.com.
Domestic Dial In: +1 (866) 318 8620
International Dial In: +1 (617) 399 5139
Passcode for both dial in numbers: 76913820
Replay is available from 12:30 p.m. Eastern Time following the conference call through February 26, 2014. To hear a replay of the call dial +1 888 286 8010 (domestic) and +1 617 801 6888 (international). Passcode for both dial in numbers is 98856638.
NON-GAAP FINANCIAL PERFORMANCE MEASURES
In addition to financial information prepared in accordance with U.S. GAAP, this press release also contains adjusted net income and adjusted earnings per share measures that we believe provide investors and management with supplemental information relating to operating performance and trends that facilitate comparisons between periods and with respect to projected information. Adjusted net income excludes upfront collaboration payments, amortization of acquired intangible assets, deal related charges, restructuring charges, stock-based compensation expense, arbitration award, changes in contingent consideration, non-cash interest and net income tax adjustments. See the attached Reconciliations of GAAP to Adjusted Net Income and Adjusted Earnings Per Share for explanations of the amounts excluded and included to arrive at adjusted net income and adjusted earnings per share amounts for the three month periods and year ended December 31, 2013 and December 31, 2012.
These adjusted measures are non-GAAP and should be considered in addition to, but not as a substitute for, the information prepared in accordance with U.S. GAAP. We typically exclude certain GAAP items that management does not believe affect our basic operations and that do not meet the GAAP definition of unusual or non-recurring items. Other companies may define these measures in different ways.
About The Medicines Company
The Medicines Company's purpose is to save lives, alleviate suffering, and contribute to the economics of healthcare by focusing on 3,000 leading acute/intensive care hospitals worldwide. Its vision is to be a leading provider of solutions in three areas: acute cardiovascular care, surgery and perioperative care, and serious infectious disease care. The company operates in the Americas, Europe and the Middle East, and Asia Pacific regions with global centers today in Parsippany, NJ, USA and Zurich, Switzerland.

Forward Looking Statements
Statements contained in this press release about The Medicines Company that are not purely historical, and all other statements that are not purely historical, may be deemed to be forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. Without limiting the foregoing, the words "believes," "anticipates" and "expects" and similar expressions, including the Company's preliminary revenue results, are intended to identify forward-looking statements. These forward-looking statements involve known and unknown risks and uncertainties that may cause the Company's actual results, levels of activity, performance or achievements to be materially different from those expressed or implied by these forward-looking statements. Important factors that may cause or contribute to such differences include the extent of the commercial success of Angiomax, the Company's ability to develop its global operations and penetrate foreign markets, whether the Company's products will advance in the clinical trials process on a timely basis or at all, whether the Company will make regulatory submissions for product candidates on a timely basis, whether its regulatory submissions will receive approvals from regulatory agencies on a timely basis or at all, whether physicians, patients and other key decision makers will accept clinical trial results, and such other factors as are set forth in the risk factors detailed from time to time in the Company's periodic reports and registration statements filed with the Securities and Exchange Commission including, without limitation, the risk factors detailed in the Company's Quarterly Report on Form 10-Q filed on November 5, 2013, which are incorporated herein by reference. The Company specifically disclaims any obligation to update these forward-looking statements.
Contact:
Neera Dahiya Ravindran, MD
The Medicines Company
Vice President, Investor Relations & Strategic Planning
+1 (973) 290-6044
neera.ravindran@themedco.com

The Medicines Company
Condensed Consolidated Statements of Operations

(in thousands, except per share data)	Three months ended December 31,
	2013	2012

Net revenue	$185,003	$159,490
Operating expenses:
Cost of revenue	76,339	52,228
Research and development	38,522	26,147
Selling, general and administrative	86,004	44,704
Total operating expenses	200,865	123,079

Income (loss) from operations	(15,862)	36,411
Co-promotion income	5,142	3,750
Interest expense	(4,388)	(3,616)
Other income	391	177
Income (loss) before income taxes	(14,717)	36,722
Benefit (provision) for income taxes	15,803	(16,141)

Net income	1,086	20,581
Net loss attributable to non-controlling interest	112	82
Net income attributable to The Medicines Company	$1,198	$20,663

Earnings per common share attributable to The Medicines Company:
Basic	$0.02	$0.39
Diluted	$0.02	$0.38
Weighted average number of common shares outstanding:
Basic	63,437	53,221
Diluted	69,019	55,022

The Medicines Company
Condensed Consolidated Statements of Operations

(in thousands, except per share data)	Year ended December 31,
	2013	2012

Net revenue	$687,864	$558,588
Operating expenses:
Cost of revenue	262,785	177,339
Research and development	146,930	126,423
Selling, general and administrative	264,958	171,753
Total operating expenses	674,673	475,515

Income from operations	13,191	83,073
Co-promotion income	17,383	10,000
Interest expense	(15,531)	(8,005)
Other income	1,577	1,140
Income before income taxes	16,620	86,208
Provision for income taxes	(1,360)	(35,038)

Net income	15,260	51,170
Net loss attributable to non-controlling interest	252	84
Net income attributable to The Medicines Company	$15,512	$51,254

Earnings per common share attributable to The Medicines Company:
Basic	$0.27	$0.96
Diluted	$0.25	$0.93
Weighted average number of common shares outstanding:
Basic	58,096	53,545
Diluted	62,652	55,346

Balance Sheet Items
(in thousands)	December 31,
	2013	2012

ASSETS
Cash and cash equivalents	$376,727	$570,321
Total assets	$1,741,282	$972,182
Convertible senior notes (due 2017)	$236,088	$226,109
The Medicines Company stockholders' equity	$892,161	$586,222

The Medicines Company
Reconciliation of GAAP to Adjusted Net Income and Adjusted Earnings Per Share
(unaudited)

		Three months ended December 31,		Year ended December 31,
(in thousands)		2013	2012	2013	2012

Net income attributable to The Medicines Company - GAAP		$1,198	$20,663	$15,512	$51,254
Before tax adjustments:
Cost of revenue:
Stock based compensation expense	(1)	84	49	231	175
Amortization of acquired intangible assets	(2)	10,075	226	23,969	922
Restructuring charges	(3)	—	—	581	—
Research and development:
Stock based compensation expense	(1)	1,423	539	4,053	2,265
Restructuring charges	(3)	—	—	1,252	—
Upfront collaboration payments	(4)	—	—	25,000	—
Selling, general and administrative:
Stock based compensation expense	(1)	5,705	3,258	18,555	12,537
Amortization of acquired intangible assets	(2)	1,136	900	4,544	3,508
Restructuring charges	(3)	—	—	4,525	—
Change in contingent value rights	(5)	17,110	(3,662)	16,942	(1,460)
Expenses incurred for certain transactions	(6)	2,644	1,660	9,720	1,772
Arbitration award	(7)	—	—	5,000	—
Other:
Non-cash interest expense	(8)	2,851	2,671	11,158	5,904
Net income tax adjustments	(9)	(26,846)	2,124	(49,165)	(5,038)
Net income attributable to The Medicines Company - Adjusted		$15,380	$28,428	$91,877	$71,839

Net income per share attributable to The Medicines Company - Adjusted
Basic		$0.24	$0.53	$1.58	$1.34
Diluted	(10)	$0.23	$0.52	$1.50	$1.30
Weighted average number of common shares outstanding:
Basic		63,437	53,221	58,096	53,545
Diluted - Adjusted	(10)	66,864	55,022	61,184	55,346
Explanation of Adjustments:
(1) Exclude share based compensation of $7,212 and $3,846 for three months ended December 31, 2013 and December 31, 2012 and $22,839 and $14,977 for the twelve months ended December 31, 2013 and December 31, 2012.
(2) Exclude amortization of intangible assets resulting from transactions with Nycomed, CSL, APP, Teva, and BMS.
(3) Exclude restructuring charges relating to headcount reduction of $6,358 during 2013.
(4) Exclude upfront payments for research and development collaboration arrangements.
(5) Exclude changes in contingent value rights due to shareholders of Targanta Therapeutics, Incline Therapeutics, ProFibrix and Rempex.
(6) Exclude charges related to the acquisition of Incline, ProFibrix, Rempex and license of Recothrom.
(7) Exclude one time arbitration award to Eagle.
(8) Exclude non-cash interest expense related to convertible senior notes.
(9) Net income tax adjustments reflect the estimated tax effect of the above adjustments and the impact of certain other non-operating tax adjustments.
(10) Reflects impact of note hedge transactions on outstanding diluted share amounts and net income per share associated with convertible senior notes.

In addition to the financial information prepared in accordance with U.S. GAAP, this press release also contains adjusted financial measures that we believe provide investors and management with supplemental information relating to operating performance and trends that facilitate comparisons between periods and with respect to projected information. These adjusted measures should be considered in addition to, but not as a substitute for, the information prepared in accordance with U.S. GAAP. We typically exclude certain GAAP items that management does not believe affect our basic operations and that do not meet the GAAP definition of unusual or non-recurring items. Other companies may define these measures in different ways.